UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Blackstone Real Estate Income Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional information about the annual meeting of stockholders to be held on Wednesday, June 17, 2020

On May 22, 2020, Blackstone Real Estate Income Trust, Inc. (“BREIT”) issued the following press release related to a change to a virtual-only format for its 2020 Annual Meeting of Stockholders to be held on Wednesday, June 17, 2020 at 9:00 a.m. Eastern Daylight Time. The following press release supplements BREIT’s Proxy Statement and other proxy materials, including the Notice of 2020 Annual Meeting of Stockholders that accompanies the Proxy Statement, first mailed to stockholders on or about April 6, 2020.

The press release is being filed as supplemental proxy material with the U.S. Securities and Exchange Commission and made available to stockholders on or about May 22, 2020.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND OTHER PROXY

MATERIALS.

BLACKSTONE REAL ESTATE INCOME TRUST ANNOUNCES VIRTUAL-ONLY FORMAT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

New York, New York, May 22, 2020 – Blackstone Real Estate Income Trust, Inc. (“BREIT”) announced today that its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held as a virtual-only meeting on the previously announced date and time of Wednesday, June 17, 2020 at 9:00 a.m., Eastern Daylight Time in light of the public health impact of the novel coronavirus (COVID-19) pandemic. BREIT intends to return to an in-person format for future annual meetings of stockholders.

Stockholders of record at the close of business on March 25, 2020 (the “Record Date”) (or their proxy holders) who attend the virtual Annual Meeting and have not already authorized a proxy to vote by mail, telephone or internet, or who wish to withdraw their proxies and vote at the virtual Annual Meeting, will be able to vote at the virtual Annual Meeting using the online meeting website below. Such stockholders will have the opportunity to submit questions electronically during the meeting.

Stockholders as of the Record Date who wish to participate in the virtual Annual Meeting may attend by visiting the web portal located at www.virtualshareholdermeeting.com/BREIT2020 and entering the 16-digit control number found on their proxy card or voting instruction form previously sent. Technical assistance will be available for stockholders encountering any difficulties accessing the virtual Annual Meeting. The technical support contact information will appear on the meeting website prior to the start of the Annual Meeting.

Your vote is important. Whether or not stockholders plan to participate in the virtual-only annual meeting, BREIT urges stockholders to authorize a proxy to vote in advance of the meeting by one of the methods described in the proxy materials.

About Blackstone Real Estate Income Trust

Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a perpetual-life, institutional quality real estate investment platform that brings private real estate to income focused investors. BREIT invests in stabilized, income-generating U.S. commercial real estate across the key property types and to a lesser extent in real estate-related securities. BREIT is externally managed by a subsidiary of Blackstone (NYSE: BX), a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $161 billion in investor capital under management. Further information is available at www.breit.com.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with $538 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Contact

Leon Volchyok

+1 (212) 583-5000